Exhibit 99.1

For Immediate Release

Coast Distribution System Announces Extension of Bank Credit Facility

MORGAN HILL, Calif., Nov. 30, 2009 — The Coast Distribution System, Inc. (NYSE Amex: CRV) one of North America’s largest aftermarket suppliers of replacement parts, accessories and supplies for the recreational vehicle (RV), boat, and outdoor recreation industries, today reported that it has reached an agreement with Bank of America that extends the maturity date of the Company’s existing senior secured bank revolving credit facility from May 10, 2010 to July 10, 2011.

The amendment also revises certain terms and covenants of the credit facility to reflect current economic and market conditions.

“We are very pleased to have successfully extended this important borrowing facility, which provides us with the financial support and flexibility needed to take advantage of the opportunities that lie ahead for Coast,” said Coast’s Chief Executive Officer Jim Musbach. “We appreciate the confidence Bank of America has demonstrated in our business by continuing to work as an integral part of our capital structure. We have a leaner, stronger company, and this agreement provides the necessary financial resources to ensure our company can continue to capture market share and position ourselves for the eventual economic recovery.”

About The Coast Distribution System

The Coast Distribution System, Inc. (www.coastdistribution.com) is one of North American’s largest wholesale aftermarket suppliers of replacement parts, supplies and accessories for the recreational vehicle (RV), pleasure boat and outdoor recreation markets. Coast supplies more than 12,000 products through 17 distribution centers located in the U.S. and Canada. Most of Coast’s customers consist of independently owned RV and marine dealers, supply stores and service centers. Coast is a publicly traded company and its shares are listed on the American Stock Exchange under the ticker symbol CRV.

Forward-Looking Information

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this news release are based on current information and, because our business is subject to a number of risks and uncertainties, our actual operating results and financial condition in the future may differ significantly from the future financial performance and financial condition expected at the current time. In particular, our sales and operating results are affected primarily by the volume of purchases and the usage by consumers of RVs and boats. As a result, we are subject to the risk that our sales and operating results will be adversely affected by any of the following conditions or circumstances because they can adversely affect the willingness and the ability of consumers to purchase and use RVs and boats and, therefore, their need for and willingness to purchase the products we sell: Declines in discretionary income and loss of confidence among consumers regarding economic conditions and tightening in the availability of and increases in the cost of consumer credit, increases in the costs of and shortages in the supply of gasoline’ and unusually severe or extended winter weather conditions. Moreover, the current economic recession and credit crisis may have longer term consequences for our business and future financial performance, because they (i) have caused the closure or bankruptcies of a large number of RV and boating dealers which could significantly reduce the number of Aftermarket Customers who purchase products from us in the future; and (ii) may lead to changes in consumer spending and borrowing habits that could extend well beyond the economic recovery and, therefore, could result in longer term declines in purchases and the usage of RVs and boats by consumers and, consequently, also in their purchases of the products we sell. Additional risks include, but are not limited to, our dependence on bank borrowings to fund a

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substantial amount of our working capital requirements, which can make us more vulnerable to downturns in economic conditions; increases in price competition within our markets that could reduce our margins and, therefore our earnings; and our practice of obtaining a number of our products from single manufacturing sources, which could lead to shortages in the supply of products to us in the event any of our single source suppliers were to encounter production or other problems or terminate their product supply arrangements with us.

These risks and uncertainties, as well as other risks, are more fully described in Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in Item 1A, entitled “Risk Factors,” in Part II of our Quarterly report on Form 10-Q for the third quarter ended September 30, 2009, which we filed with the Securities and Exchange Commission, and readers of this news release are urged to review the discussions of those risks and uncertainties that are contained in those Reports.

Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in the above referenced 2008 Annual Report and third quarter 2009 Quarterly Report, whether as a result of new information, future events or otherwise, except as may be required by law or the rules of the American Stock Exchange.

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Contact:

Sandra Knell, CFO

408-782-6686 / sknell@coastdist.com

or

Ryan McGrath

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com

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